UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 08, 2025

Claros Mortgage Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40993	47-4074900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Mack Real Estate Credit Strategies, L.P. 60 Columbus Circle 20th Floor
New York, New York		10023
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 484-0050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMTG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On May 8, 2025, Claros Mortgage Trust, Inc. (the "Company") executed a loan sale of an unencumbered for sale condo loan previously on the Company's watchlist and classified as held-for-sale and on non-accrual status as of March 31, 2025. The loan sale resulted in net proceeds to the Company in-line with the loan's carrying value of $145.6 million as of March 31, 2025.

Further, this loan sale increases 2025 year-to-date loan realizations to approximately $750 million from $607 million, as previously disclosed in the Company's Form 8-K filed on May 7, 2025, and results in an increase in the Company's total liquidity to approximately $260 million from $115 million, as previously disclosed in the Company's Form 8-K filed on May 7, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAROS MORTGAGE TRUST, INC.

Date:	May 8, 2025	By:	/s/ J. Michael McGillis
J. Michael McGillis Chief Financial Officer, President and Director (Principal Financial and Accounting Officer)